UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2026

GOLUB CAPITAL PRIVATE CREDIT FUND
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures.

February 2026 Distributions

As previously disclosed, on February 2, 2026, Golub Capital Private Credit Fund (the “Fund”) declared regular distributions for its Class I common shares of beneficial interest (the “Class I Shares”) and Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

	Regular Distribution(1)	Shareholder Servicing and/or Distribution Fee	Net Distribution
February 2026 Class I Shares Distribution	$0.1875	$0.0000	$0.1875
February 2026 Class S Shares Distribution	$0.1875	$0.0178	$0.1697

(1) Gross amounts of previously declared distributions.

The February regular distributions for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on February 28, 2026 and will be paid on or around March 30, 2026.

These distributions will be paid in cash or reinvested in Class I Shares or Class S Shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of January 31, 2026, the Fund had investments in 463 portfolio companies with total fair value of approximately $10,134 million. As of January 31, 2026, the Fund’s investments as a percentage of the portfolio at fair value were comprised of the following:

Investment Type	As of January 31, 2026
First Lien Senior Secured	96%
Junior Debt	1%
Equity & Other	3%

As of January 31, 2026, approximately 99% of the debt investments in the Fund’s portfolio, based on fair value, were floating rates and six debt investments representing approximately 1% had a fixed interest rate. As of January 31, 2026, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

Industry	As of January 31, 2026
Software	20%
Hotels, Restaurants & Leisure	7%
Healthcare Technology	7%
Healthcare Equipment & Supplies	6%
Diversified Financial Services	6%
Insurance	6%
Healthcare Providers & Services	5%
Diversified Consumer Services	5%
Professional Services	4%
Specialty Retail	4%

As of January 31, 2026, the Fund’s aggregate net asset value ("NAV") was approximately $4,549 million, the fair value of its portfolio investments was approximately $10,134 million, and it had approximately $6,020 million of debt and short-term borrowings outstanding. As of January 31, 2026, the Fund’s debt-to-equity leverage ratio was 1.33x and GAAP debt-to-equity ratio, net, which reduces total debt by cash and cash equivalents, foreign currencies and restricted cash held for partial repayment on notes of certain of the Fund’s securitization vehicles past their reinvestment period term, if any, was 1.28x. In addition, as of January 31, 2026, the Fund held $209.5 million of restricted cash resulting from the January 14, 2026 term debt securitization issuance, which included $360 million of notes, that bear interest at a weighted-average rate of three-month SOFR + 1.15% (the “2026-B Debt Securitization”). The Fund’s GAAP debt-to-equity ratio, net, excluding the $209.5 million of restricted cash driven by the issuance of the 2026-B Debt Securitization was 1.23x as of January 31, 2026.

Net Asset Value

The NAV per share of each class of shares of the Fund as of January 31, 2026, as determined in accordance with the Fund’s valuation policy and procedures, is set forth below:

NAV Per Share as of January 31, 2026
Class I Shares	$25.04
Class S Shares	$25.04

As of January 31, 2026, no Class D common shares of beneficial interest of the Fund were outstanding.

Status of Public Offering

The Fund is currently publicly offering on a continuous basis up to $10.0 billion of common shares of beneficial interest (the “Public Offering”). The following table lists the shares and total consideration for the Public Offering as of the date of this filing (through the February 1, 2026 subscription date). The Fund intends to continue selling shares in the Public Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class S Shares	8,876,755	$223,075,794
Class I Shares	150,912,076	$3,791,390,584

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: February 23, 2026	By: /s/ Paul Solini
Name: Paul Solini
Title: Chief Accounting Officer